SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                      ----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                      Date of Report: November 15, 2000



                             F.N.B. CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          Pennsylvania                   0-8144               25-1255406
  ----------------------------        -----------        -------------------
    (State of Incorporation)          (Commission            (IRS Employer
                                      File Number)       Identification No.)





          One F.N.B. Blvd., Hermitage, Pennsylvania           16148
          -----------------------------------------        ----------
           (Address of principal executive offices)        (Zip code)


                                (724) 981-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.        OTHER EVENTS

On October 24, 2000, F.N.B. Corporation announced the planned retirement of Peter Mortensen, Chief Executive Officer, and the election of his successor, Gary L. Tice, effective December 31, 2000. A copy of the Press Release is attached.

                               Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     F.N.B. CORPORATION
                                     (Registrant)


                                     By:    /s/John D. Waters
                                            ______________________________
                                     Name:  John D. Waters
                                     Title: Vice President and
                                            Chief Financial Officer

Dated: November 15, 2000

                                            F.N.B. CORPORATION
                                            (Nasdaq: FBAN)
                                            HERMITAGE, PA  16148
www.fnbcorporation.com

FOR IMMEDIATE RELEASE
---------------------

DATE:      October 24, 2000
CONTACT:   Clay W. Cone
           Vice President - Corporate Affairs
           941-436-1676

                  F.N.B. ELECTS NEW CHIEF EXECUTIVE OFFICER

HERMITAGE, Pa., and NAPLES, Fla., Oct. 24 - F.N.B. Corporation (NASDAQ: FBAN) today announced the planned retirement of Peter Mortensen as Chief Executive Officer and the election of Gary L. Tice as his successor, effective December 31, 2000.

Mortensen, who has held the executive position for the past 26 years, will continue to provide leadership to the company as Chairman of the Board.

"My retirement has been planned for some time so the transition will be a seamless one," Mortensen said. "One of the true strengths of F.N.B. Corporation is that we have people prepared to assume postions of increased responsibility. Gary is the ideal selection for the CEO office."

As a founding director of the company since 1974, Mortensen, who will turn 65 in December, has successfully guided F.N.B. Corporation through a period of unprecedented growth.

Under Mortensen's direction, the company has expanded from its base in Pennsylvania and Ohio to the rapidly growing Southwest Florida market. The company also became one of the nation's first to achieve federal status as a diversified financial services company reflecting its move into the insurance, consumer finance and investment trust businesses.

During his 45-year banking career, Mortensen has served as a director of the American Bankers Association and as President of the Pennsylvania Bankers Association.

"In anticipation of this transition, we have assembled an extremely talented and dedicated senior management team," Mortensen said. "Gary has been involved in the day-to-day operation of F.N.B. Corporation for nearly four years and he is well qualified to lead the company forward."

Tice, 53, currently serves as President and Chief Operating Officer. In his additional capacity as Chief Executive Officer, he will work closely with Stephen J. Gurgovits, who will continue to be President and Chief Executive Officer of First National Bank of Pennsylvania and Vice Chairman of the corporation.

"Under Pete's stewardship, F.N.B. Corporation has built a successful franchise as a diversified financial services provider," Tice said. "We look forward to continuing to build on this solid foundation of excellence and pursuing further opportunities for growth in our key markets."

A graduate of Youngstown State University, Tice began his banking career in 1973 with First National Bank of Pennsylvania, where he worked with Mortensen and Gurgovits.

In 1977, Tice relocated to Southwest Florida, joining Citizens National Bank of Naples. In 1988, he organized Southwest Banks, Inc. and First National Bank of Naples, serving as Chairman, President and Chief Executive Officer. Tice then established an affiliate community bank, Cape Coral National Bank in Cape Coral, Florida. Both banks eventually merged into F.N.B. Corporation. Tice has continued to serve as Chairman of First National Bank of Naples.

F.N.B. Corporation is a $3.9 billion diversified financial services company with executive offices in Hermitage, Pennsylvania and Naples, Florida. It operates eight affiliate community banks, five insurance agencies, and a consumer finance subsidiary and national trust company through 151 offices in five states. The company has increased cash dividends for 27 consecutive years and has been recognized as a Moody's Dividend Achiever.

                                   # # # # #

Except for historical information contained herein, the statements in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of F.N.B. Corporation and its management regarding the company's strategic directions, prospects and future results. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and there is no assurance that actual results may not differ materially.

Copies of this release are available over the Internet at www.fnbcorporation.com or by calling 888-981-6000, extension 3430. Shares of the corporation's common stock are traded on the Nasdaq Stock Market under the symbol FBAN.